News

Rudolph Technologies Revises 2018 Third Quarter Guidance Ahead of Scheduled Financial Results Conference Call on November 1, 2018

Wilmington, Mass. (October 3, 2018)— Rudolph Technologies, Inc. (NYSE: RTEC) has revised its third quarter revenue to a range of $59 to $61 million ahead of its 2018 third quarter earnings call to be held November 1, 2018. In that range, the Company expects third quarter GAAP diluted earnings per share to be in the range of $0.18 to $0.21 and non-GAAP diluted earnings per share to be in the range of $0.22 to $0.25.

Michael Plisinski, chief executive officer, stated, "It was a disappointing quarter as we experienced expansion delays from front-end metrology customers that totaled approximately $6 million. One customer, a top-tier foundry, cancelled planned investments in their existing node and will focus on their next node, planned for 2019. In addition, one of our memory customers pushed out several tools into 2019 because of expansion delays at their facility in Taiwan.”

Rudolph will release actual 2018 third quarter financial results after the market closes on Thursday, November 1, 2018. In conjunction with this release, Rudolph will host a conference call, which will be broadcast live over the internet. Michael P. Plisinski, chief executive officer, and Steven Roth, chief financial officer will host the call. The call will take place:

November 1, 2018 at 4:30 p.m. (ET)

To participate in the call, please dial (800) 263-0877 (Domestic) or (646) 828-8143 (International), reference Conference ID # 5577350 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 p.m. ET on November 1 until 11:59 p.m. ET on November 8, 2018. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID 5577350.

A replay will also be available on the Company’s website at www.rudolphtech.com.

About Rudolph Technologies

Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995 (the “Act”) which include the benefit to customers of Rudolph’s products, Rudolph’s business momentum and future growth and the market demand for semiconductors generally as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, Rudolph’s ability to plan and manage its resources and production capability, including its supply chain and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Investors:
Michael Sheaffer

978.253.6273

mike.sheaffer@rudolphtech.com